Exhibit 10.7

Fifth Amendment

To

Loan And Security Agreement,

Limited Waiver and Consent

THIS FIFTH AMENDMENT to LOAN AND SECURITY AGREEMENT, LIMITED WAIVER AND CONSENT (this “Amendment”) is entered into as of November 8, 2017, by and between ACCELERIZE INC., a Delaware corporation (“Borrower”) and SAAS CAPITAL FUNDING II, LLC, a Delaware limited liability company (“Lender”).

Recitals

A.     Lender and Borrower have entered into that certain Loan and Security Agreement dated as of May 5, 2016, as amended by that certain First Amendment to Loan and Security Agreement, dated as of November 29, 2016, as further amended by that certain Second Amendment to Loan and Security Agreement, dated as of May 5, 2017, as further amended by that certain Third Amendment to Loan and Security Agreement, dated as of June 16, 2017 and as further amended by that certain Fourth Amendment to Loan and Security Agreement, dated as of August 14, 2017 (and as it may be further amended, modified, supplemented or restated from time to time prior to the date hereof, the “Loan Agreement”).

B.     Lender has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.     Borrower has requested that Lender agree to (i) amend certain provisions of the Loan Agreement, (ii) waive certain defaults and Events of Default under the Loan Agreement and (iii) consent to the Subordinated Debt Modifications (as hereinafter defined).

D.     Lender has agreed to (i) amend certain provisions of the Loan Agreement, (ii) waive certain defaults and Events of Default under the Loan Agreement and (iii) consent to the Subordinated Debt Modifications, but, in each case, only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.     Definitions. Capitalized terms used but not defined in this Amendment shall have the respective meanings given to such terms in the Loan Agreement.

2.       Amendments to Loan Agreement.

2.1     The following new section 6.19 of the Loan Agreement shall be added:

6.19     Success Fee. Borrower shall pay Lender a success fee (the “Success Fee”) equal to Three Hundred Seventy-Five Thousand Dollars ($375,000.00) upon the irrevocable payment in full of all outstanding Advances (whether pursuant to a pre-payment or upon maturity, whether by acceleration or otherwise) of all Notes representing all outstanding Advances), provided that such payment in full occurs either in connection with or following the termination of the commitment of Lender to make Advances under the Loan Agreement.

2.2     Schedule 1 to the Loan Agreement shall be amended by adding the following definitions for “Fifth Amendment”, “Fifth Amendment Effective Date” and “Success Fee” in their appropriate alphabetical places:

“Fifth Amendment” means that certain Fifth Amendment to Loan and Security Agreement, Limited Waiver and Consent, between Borrower and Lender, dated as of November 8, 2017.

“Fifth Amendment Effective Date” means the date that all of the conditions to the effectiveness of the Fifth Amendment have been either satisfied by Borrower or waived in writing by Lender.

“Success Fee” is defined in Section 6.19 of this Agreement.

2.3     Schedule 6.17 of the Loan Agreement is hereby amended to delete paragraph (i) (“Minimum Adjusted EBITDA”) in its entirety and replace it with the following:

i.     Minimum Adjusted EBITDA. Borrower shall not suffer or permit its average Adjusted EBITDA per month for any three (3) consecutive calendar months, with each such month’s Adjusted EBITDA to be calculated as of the last day of such month to exceed the amounts set forth below for the periods set forth below (numbers in parentheses are negative):

Period	Minimum Adjusted EBITDA
October 1, 2017 through October 31, 2017	($170,000)
November 1, 2017 to December 31, 2017	($150,000)
January 1, 2018 through May 31, 2018	($100,000)
June 1, 2018 through August 31, 2018	($50,000)
September 1, 2018 and at all times thereafter	$0

2.4     Schedule 6.17 of the Loan Agreement is hereby amended to add a new paragraph (iii) as follows:

(iii)     Minimum Liquidity. Beginning on January 31, 2018, and at all times thereafter, Borrower shall not suffer or permit its cash balance as set forth on its month-end balance sheet under the line item “Cash” to be less than $600,000, tested as of the last day of each calendar month.

3.       Limited Waiver.

3.1     Failure to Comply with Financial Covenant. Borrower acknowledges that during the month of September 30, 2017, it failed to comply with the financial covenant set forth in paragraph (i) on Schedule 6.17 of the Loan Agreement resulting in an Event of Default under Section 8.2.1 of the Loan Agreement (the “Specified Default”).

3.2     Limited Waiver of Specified Default. Subject to the satisfaction of the conditions set forth in Section 11 hereof, Lender hereby temporarily waives, on a one time only basis, the Specified Default, from the date hereof until the earliest of (a) a default or breach by the Borrower of any term, agreement or covenant under this Amendment (except for the Specified Default) or (b) the occurrence of an Event of Default under the Loan Agreement or any other Loan Document (other than the Specified Default) (the “Waiver Termination Date”). This specific waiver applies only to the Specified Default and only for the period and for the express circumstances described above. This specific waiver shall not be construed to constitute (i) a waiver of any other event, circumstance or condition or of any other right or remedy available to Lender pursuant to the Loan Agreement or any other Loan Document or (ii) a course of dealing or a consent to any departure by the Borrower from any other term or requirement of the Loan Agreement. Immediately upon the occurrence of the Waiver Termination Date, the Specified Default and any other Event of Default which has occurred after the date hereof shall continue to exist and all of the rights and remedies available to Lender under the Loan Agreement and the other Loan Documents and at law, in equity or otherwise will be available to Lender without restriction, limitation or modification of any kind, as if the temporary limited waiver under this Amendment had not occurred.

4.       Consent.

4.1     Subordinated Debt Modifications. Borrower has notified Lender that, Borrower and Agility Capital II, LLC (“Agility Capital”) plan to amend that certain Loan Agreement dated as of March 11, 2016, between Borrower and Agility Capital (as amended, the “Junior Loan Agreement”) to, among other things, advance an additional loan in the original principal amount of Three Hundred Thousand Dollars ($300,000) from Agility Capital to Borrower (the “Additional Agility Loan”), and extend the maturity date under the Junior Loan Agreement (collectively, the “Subordinated Debt Modifications”). The Loan Agreement and that certain Subordination Agreement, dated as of May 5, 2016, among Borrower, Lender and Agility Capital (the “Subordination Agreement”), prohibit, among other things, the Subordinated Debt Modifications without the prior written consent of Lender. Borrower is requesting the consent of Lender to the Subordinated Debt Modifications.

4.2     Consent to Subordinated Debt Modifications. Lender hereby consents to the Subordinated Debt Modifications, and this Amendment shall serve as evidence of Lender’s consent to the Subordinated Debt Modifications, on the conditions that (a) after giving effect to the terms of this Amendment, no Event of Default shall exist under the Loan Agreement or any other Loan Document, and (b) the conditions to the effectiveness of this Amendment have been either satisfied by Borrower or waived in writing by Lender. Except as otherwise expressly specified in this Amendment, the Loan Agreement and the Subordination Agreement shall remain in full force and effect and shall be unaffected hereby. The consent granted herein (i) is not intended to, nor shall it, establish any course of dealing between Borrower and Lender that is inconsistent with the express terms of the Loan Agreement or the Subordination Agreement, and (ii) shall not operate as a waiver or amendment of any other right, power or remedy of Lender under the Loan Agreement or the Subordination Agreement, or constitute a continuing consent of any kind. The consent requested by Borrower and granted by Lender hereunder relates solely to the items set forth in this Section 4. No further consent has been requested or granted.

5.       Limitations.

5.1     The amendments set forth in Section 2 above are effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document other than as expressly set forth in Section 3.2 herein, or (b) otherwise prejudice any right or remedy which Lender may now have or may have in the future under or in connection with any Loan Document.

5.2     This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

6.       Representations and Warranties. To induce Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender as follows:

6.1     Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents, are true, accurate and complete as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

6.2     Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under this Amendment and the Loan Agreement, as amended by this Amendment;

6.3     The organizational documents of Borrower delivered to Lender on or about May 5, 2016, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

6.4     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under this Amendment and the Loan Agreement, as amended by this Amendment, have been duly authorized;

6.5     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under this Amendment and the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

6.6     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under this Amendment and the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made;

6.7     This Amendment has been duly executed and delivered by Borrower and each of this Amendment and the Loan Agreement as amended by this Amendment, is the binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

6.8     Borrower has not assigned the Loan Agreement or any of its rights or obligations (including, without limitation, the Obligations) thereunder.

7.       Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Amendment as to the parties hereto and may be used in lieu of the original Amendment for all purposes.

8.       Expenses. Without limitation of the terms of the Loan Documents, and as a condition to the effectiveness of this Amendment, Borrower shall reimburse Lender for all its costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Lender in connection with this Amendment or that are otherwise outstanding. Lender, at its discretion, is authorized (x) to charge said fees, costs and expenses to Borrower’s loan account or any of Borrower’s deposit accounts or (y) to directly invoice Borrower for such fees, costs and expenses.

9.       No Third Party Beneficiaries. This Amendment does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Amendment.

10.     Loan Documents; Indemnity. For purposes of clarity and not by way of limitation, Borrower and Lender acknowledge and agree that this Amendment is one of the Loan Documents and that the indemnification provided pursuant to Section 12.2 of the Loan Agreement applies hereto.

11.     Effectiveness. This Amendment shall be deemed effective and the waivers set forth herein are and conditioned upon (a) the due execution and delivery of this Amendment by each party hereto, (b) the due execution and delivery of a Subordinated Creditor Acknowledgment and Agreement, dated as of the date hereof, by Agility Capital in favor of Lender, (c) the delivery of a true, accurate and complete copy of the Third Amendment to Loan Agreement, dated as of the date hereof, between Borrower and Agility Capital, in form and substance reasonably satisfactory to Lender, duly executed by the parties thereto, (d) the receipt by Borrower of the net proceeds of the Additional Agility Loan from Agility Capital, and (e) the payment by Borrower of the fees and expenses set forth in Section 8 above.

[Signatures on next page]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

LENDER	BORROWER
SAAS CAPITAL FUNDING II, LLC By: /s/ Todd Gardner Name:Todd Gardner Title: President	ACCELERIZE INC. By: /s/ Anthony Mazzarella Name:Anthony Mazzarella Title: Chief Financial Officer

Signature page to

Fifth Amendment to Loan and Security Agreement,

Limited Waiver and Consent

SUBORDINATED CREDITOR

ACKNOWLEDGMENT AND AGREEMENT

The undersigned (a) consents and agrees to and acknowledges the terms of the foregoing Amendment, (b) acknowledges and agrees to any amendment to its obligations in respect of the Subordination Agreement made pursuant to the Amendment, (c) acknowledges and agrees that its obligations in respect of the Subordination Agreement are not released, diminished, waived, modified or impaired in any manner by the Amendment or any of the provisions contemplated therein, (d) ratifies and confirms its obligations under the Subordination Agreement, and (e) acknowledges and agrees that the Additional Agility Loan shall constitute “Subordinated Debt” under the Subordination Agreement, subject to the terms and conditions thereunder. Capitalized terms used but not defined in this Subordinated Creditor Acknowledgment and Agreement shall have the respective meanings given to such terms in the Amendment.

In Witness Whereof, the undersigned has caused this Subordinated Creditor Acknowledgment and Agreement to be duly executed and delivered as of the date first written above.

AGILITY CAPITAL II, LLC

By:	/s/ Jeffrey S. Carmody
Name:	Jeffrey S. Carmody
Title:	Managing Partner

Signature page to

Subordinated Creditor Acknowledgment and Agreement